Exhibit 99.1

May 25, 2021

Investor Relations contact: Mark Muth (mark.muth@huntington.com), 614-480-4720
Media contact: Emily Smith (emily.smith@huntington.com), 614-480-6834

HUNTINGTON, TCF ANNOUNCE RECEIPT OF ALL REQUIRED REGULATORY APPROVALS FOR PENDING MERGER
Announce buyer in pending divestiture of 14 TCF branches

COLUMBUS, Ohio and DETROIT – Huntington Bancshares Incorporated (Nasdaq: HBAN; “Huntington”) and TCF Financial Corporation (Nasdaq: TCF; “TCF”) jointly announced that the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Office of the Comptroller of the Currency, with input from the United States Department of Justice’s Antitrust Division (the “DOJ”), have approved the proposed merger of Huntington and TCF and of The Huntington National Bank and TCF National Bank.

In connection with the proposed merger, TCF National Bank has entered into a definitive purchase and assumption agreement to sell 14 banking centers in Michigan to Horizon Bank, the wholly owned subsidiary of Michigan City, IN-based Horizon Bancorp, Inc. (Nasdaq: HBNC).  The branches, with approximately $975 million in total deposits and approximately $275 million in total loans, are being divested in satisfaction of commitments to the DOJ and the Federal Reserve Board in connection with Huntington’s proposed acquisition of TCF.

TCF and Horizon Bank will be providing additional information to customers of the branches slated for divestiture, which is expected to be completed by the end of the 2021 third quarter, subject to regulatory approval and other customary closing conditions, including completion of the merger of Huntington and TCF.

TCF will divest the following branch locations:
•	144 W Huron Rd, Au Gres, MI
•	125 N Michigan Ave, Big Rapids, MI
•	1408 N Mitchell St, Cadillac, MI
•	302 S Mitchell St, Cadillac, MI
•	1425 Bridge St, Charlevoix, MI
•	310 N Shiawassee, Corunna, MI
•	211 W Main St, Fremont, MI
•	521 W Main St, Gaylord, MI
•	2500 S I-75 Business Loop, Grayling, MI
•	7409 W Houghton Lake Dr, Houghton Lake, MI
•	101 N Roland St, McBain, MI
•	2910 Jefferson Ave, Midland, MI
•	1345 E M 21, Owosso, MI
•	220 S Main St, Standish, MI

All required regulatory approvals to complete the Huntington-TCF transaction have now been received and the transaction is expected to be completed on or around June 9, 2021, subject to the satisfaction or waiver of the remaining customary closing conditions set forth in the merger agreement between Huntington and TCF.

About Huntington
Huntington Bancshares Incorporated is a regional bank holding company headquartered in Columbus, Ohio, with $126 billion of assets and a network of 814 branches, including 11 Private Client Group offices, and 1,314 ATMs across seven Midwestern states.  Founded in 1866, The Huntington National Bank and its affiliates provide consumer, small business, commercial, treasury management, wealth management, brokerage, trust, and insurance services.  Huntington also provides vehicle finance, equipment finance, national settlement, and capital market services that extend beyond its core states.  Visit huntington.com for more information.

About TCF
TCF Financial Corporation is a Detroit, Michigan-based financial holding company with $49 billion in total assets at March 31, 2021, and a top 10 deposit market share in the Midwest.  TCF’s primary banking subsidiary, TCF National Bank, is a premier Midwest bank offering consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial clients.  TCF has approximately 475 banking centers primarily located in Michigan, Illinois and Minnesota with additional locations in Colorado, Ohio, South Dakota and Wisconsin.  TCF also conducts business across all 50 states and Canada through its specialty lending and leasing businesses.  To learn more about TCF, visit ir.tcfbank.com.

Caution regarding Forward-Looking Statements
This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Huntington and TCF, the expected timing of completion of the transaction, and other statements that are not historical facts.  Such statements are subject to numerous assumptions, risks, and uncertainties.  Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.  The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements:  changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Huntington and TCF; the outcome of any legal proceedings that may be instituted against Huntington or TCF; delays in completing the merger; the failure of the closing conditions in the merger agreement to be satisfied on a timely basis or at all; the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington and TCF do business; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; the ability to complete the merger and integration of Huntington and TCF successfully; the dilution caused by Huntington’s issuance of additional shares of its capital stock in connection with the merger; the possibility that the proposed branch divestiture will not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the branch divestiture may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the branch divestiture; and other factors that may affect the future results of Huntington and TCF.  Additional factors that could cause results to differ materially from those described above can be found in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2021, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Huntington’s website, http://www.huntington.com, under the heading “Publications and Filings” and in other documents Huntington files with the SEC, and in TCF’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2021, each of which is on file with the SEC and available on TCF’s investor relations website, ir.tcfbank.com, under the heading “Financial Information” and in other documents TCF files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time.  Neither Huntington nor TCF assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.